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                                                                    EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9








Guidelines for Determining the Proper Identification Number to Give the Payer.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.



                                  Give the SOCIAL SECURITY                                                  Give the SOCIAL SECURITY
For this type of account:         number of--                             For this type of account:         number of--
------------------------------------------------------------------------------------------------------------------------------------
1.  An individual's account       The individual                          9.   A valid trust, estate, or     The legal entity
                                                                               pension trust

2.  Two or more individuals       The actual owner of the account or,     10.  Corporate account             The corporation
    (joint account)               if combined funds, the first
                                  individual on the account(1)

3.  Husband and wife (joint       The actual owner of the account or,     11.  Religious, charitable, or     The organization
    account)                      if joint funds, either person(1)             educational organizational
                                                                               account

4.  Custodian account of a        The minor(2)                            12.  Partnership account held in   The partnership
    minor (Uniform Gift to                                                     the name of the business
    Minors Act)

5.  Adult and minor (joint        The adult or, if the minor is the       13.  Association, club, or other   The organization
    account)                      only contributor, the minor(1)               tax-exempt organization

6.  Account in the name of        The ward, minor, or incompetent         14.  A broker or registered        The broker or nominee
    guardian or committee for     person(3)                                    nominee
    a designated ward, minor,
    or incompetent person

7.  a.  The usual revocable       The grantor-trustee(1)                  15.  Account with the Department   The public entity
        savings trust account                                                  of Agriculture in the name
        (grantor is also                                                       of a public entity (such as
        trustee)                                                               a State or local government,
                                                                               school district, or prison)
    b.  So-called trust           The actual owner(1)                          that receives agricultural
        account that is not a                                                  program payments
        legal or valid trust
        under State law

8.  Sole proprietorship           The owner(4)
    account


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(1)  List first and circle the name of the person whose number you furnish.  If only one person on a joint account has a social security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the  minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)


NOTE:

(i) If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
(ii) If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.
(iii) For a joint account, only the person whose taxpayer identification number is shown on the Substitute Form W-9 should sign the form.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


Obtaining a Number

If you do not have a taxpayer identification number, or do not know your number,
apply for one immediately.   If you are a resident alien and you do not have and
are not eligible to get a social security number, obtain Form W-7, Application for IRS Individual Taxpayer Identification Number, from your local office of the Internal Revenue Service. If you are an individual otherwise eligible for a social security number, obtain a Form SS-5 Application for a Social Security Card, from your local office of the Social Security Administration. For businesses and all other entities, obtain Form SS-4, Application for Employer Identification Number from your local office of the Internal Revenue
Service.


Payees Exempt from Backup Withholding


Payees that are specifically exempted from backup withholding tax on ALL interest and dividend payments include the following:


 .  A corporation.

 .  A financial institution.

 . An organization exempt from tax under section 501(a), or any individual retirement account or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).


 .  The United States or any agency or instrumentality thereof.

 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.


 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 .  An international organization or any agency or instrumentality thereof.

 . A dealer in securities or commodities registered in the United States, the District of Columbia or a possession of the United States.


 .  A real estate investment trust.

 .  A common trust fund operated by a bank under section 584(a).

 .  A trust exempt from tax under section 664 or described in section
   4947(a)(1).


 .  An entity registered at all times under the Investment Company Act of 1940.

 .  A foreign central bank of issue.

 .  A nominee or custodian.


Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441 of the Code.


 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 .  Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding including the following:

 . Payments of interest on obligations issued by individuals. Note: A payee may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and such payee has not provided its correct taxpayer identification number to the payer.


 . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

 .  Payments described in section 6049(b)(5) of the Code to nonresident aliens.

 .  Payments on tax-free covenant bonds under section 1451 of the Code.

 .  Payments made by certain foreign organizations.





Exempt payees described above should still complete the Substitute Form W-9 to
avoid possible erroneous backup withholding tax.   IF YOU ARE EXEMPT, FILE
SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER (IF YOU HAVE ONE), WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. If the payments are interest, dividends, or patronage dividends, also sign and date the form.


Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 604lA(a), 6045, and 6050(A) of the Code.

PRIVACY ACT NOTICE. Section 6109 of the Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30.5% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.


PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.-If you fail to furnish your correct taxpayer identification number to a payer, you may be subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS - If you fail to include any portion of an includable payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.-If you make a false statement with no reasonable basis that results in no backup withholding tax, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.



FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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